UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2024

AVROBIO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38537	81-0710585
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Technology Square

Sixth Floor

Cambridge, MA 02139

(Address of principal executive offices, including zip code)

(617) 914-8420

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	AVRO	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Merger Agreement

On January 30, 2024, AVROBIO, Inc., a Delaware corporation (“AVRO”), Alpine Merger Subsidiary, Inc., a Delaware corporation and a wholly owned subsidiary of AVRO (“Merger Sub”), and Tectonic Therapeutic, Inc., a Delaware corporation (“Tectonic”), entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), pursuant to which, among other matters, and subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, Merger Sub will merge with and into Tectonic, with Tectonic continuing as a wholly owned subsidiary of AVRO and the surviving corporation of the merger (the “Merger”). The Merger is intended to qualify for federal income tax purposes as a tax-free reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended.

Subject to the terms and conditions of the Merger Agreement, at the closing of the Merger, (a) each then-outstanding share of Tectonic common stock (including shares of Tectonic common stock issued upon conversion of Tectonic preferred stock, shares of Tectonic common stock issued upon conversion of Tectonic convertible instruments and shares of Tectonic common stock issued in the financing transactions described below) will be converted into the right to receive a number of shares of AVRO common stock calculated in accordance with the Merger Agreement (the “Exchange Ratio”), (b) each then-outstanding option to purchase Tectonic common stock will be assumed by AVRO, subject to adjustment as set forth in the Merger Agreement, and (c) each then-outstanding restricted stock unit in respect of Tectonic common stock will be assumed by AVRO, subject to adjustment as set forth in the Merger Agreement. Under the terms of the Merger Agreement, prior to the closing of the transaction, the board of directors of AVRO (the “Board”) will take actions to (i) accelerate the vesting of each outstanding in-the-money option to purchase AVRO common stock held by a current employee, director or consultant of AVRO as of the date of the Merger Agreement and cause certain in-the-money options subject to the lock-up agreements described herein to remain outstanding beyond the lock-up period described below and (ii) accelerate the vesting and, at closing, settle into shares of AVRO common stock each outstanding restricted stock unit in respect of AVRO common stock that vests solely on the basis of time.

Under the Exchange Ratio formula in the Merger Agreement, upon the closing of the Merger, and assuming proceeds to Tectonic in the financing transactions described below in the amount of approximately $130.7 million, on a pro forma basis, based upon the number of shares of AVRO common stock expected to be issued in the Merger, pre-Merger Tectonic stockholders (not including in respect of those shares of Tectonic common stock issued in the financing transactions described below) are currently expected to own approximately 40.2% of the combined company, pre-Merger Tectonic stockholders in respect of those shares of Tectonic common stock issued in the financing transactions described below are currently expected to own approximately 37.5% of the combined company, and pre-Merger AVRO stockholders are currently expected to own approximately 22.3% of the combined company. For purposes of calculating the Exchange Ratio, the capitalization of each of AVRO and Tectonic are calculated on a fully diluted basis, at the time of closing of the Merger, with outstanding options calculated on a treasury stock method basis and excluding any treasury stock or unallocated equity pool as further described in the Merger Agreement. The Exchange Ratio may be adjusted if that AVRO’s net cash at closing is less than $64.5 million or greater than $65.5 million, as further described in the Merger Agreement.

In connection with the Merger, AVRO will seek the approval of its stockholders to, among other things, (a) issue shares of AVRO common stock issuable in connection with the Merger under the rules of The Nasdaq Stock Market LLC (“Nasdaq”), (b) amend AVRO’s certificate of incorporation to, among other things, effect a reverse stock split of AVRO common stock, (c) approve certain equity plans and (d) approve an amendment to AVRO’s certificate of incorporation to provide for the exculpation of officers.

Each of AVRO and Tectonic has agreed to customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants relating to (1) efforts to obtain the requisite approval of its stockholders, (2) non-solicitation of alternative acquisition proposals, (3) the conduct of their respective businesses during the period between the date of signing the Merger Agreement and the closing of the Merger, (4) AVRO using commercially reasonable efforts to maintain the existing listing of the AVRO common stock on Nasdaq and cause the shares of AVRO common stock to be issued in connection with the Merger to be approved for listing on Nasdaq prior to the closing of the Merger and (5) AVRO filing with the U.S. Securities and Exchange Commission (the “SEC”) and causing to become effective a registration statement to register the shares of AVRO common stock to be issued in connection with the Merger (the “Registration Statement”).

Consummation of the Merger is subject to certain closing conditions, including, among other things, (1) approval by AVRO stockholders of specified AVRO voting matters as set forth in the Merger Agreement, (2) approval by the requisite Tectonic stockholders of the adoption and approval of the Merger Agreement and the transactions contemplated thereby, (3) Nasdaq’s approval of the listing of the shares of AVRO common stock to be issued in connection with the Merger and the continued listing of the AVRO common stock on Nasdaq, (4) the effectiveness of the Registration Statement, (5) the financing transactions described below resulting in aggregate cash proceeds of not less than $114,500,000 to Tectonic, (6) absence of material adverse effects on AVRO and Tectonic, respectively, and (7) AVRO’s net cash not being less than $50,000,000 as of immediately prior to the Effective Time of the Merger (the “Effective Time”). Each party’s obligation to consummate the Merger is also subject to other specified customary conditions, including regarding the accuracy of the representations and warranties of the other party, subject to the applicable materiality standard, and the performance in all material respects by the other party of its obligations under the Merger Agreement required to be performed on or prior to the date of the closing of the Merger.

The Merger Agreement contains certain termination rights of each of AVRO and Tectonic. Upon termination of the Merger Agreement under specified circumstances, AVRO may be required to pay Tectonic a termination fee of $2,712,500 and/or reimburse Tectonic’s expenses up to a maximum of $650,000, and Tectonic may be required to pay AVRO a termination fee of $4,900,000.

At the Effective Time of the Merger, one director of AVRO will be appointed to the Board, with the remaining directors selected by Tectonic.

Financing Transactions

Concurrently with the Merger Agreement, Tectonic entered into a subscription agreement with certain investors (the “Subscription Agreement”), pursuant to which Tectonic agreed to sell shares of its common stock immediately prior to the closing of the Merger in a private placement financing. The proceeds from the private placement financing expected to be consummated at the closing of the merger, together with additional private placement financings through simple agreements for future equity (the “SAFEs”), are expected to be at least $130.7 million in the aggregate. The closing of the private placement financing contemplated by the Subscription Agreement is conditioned upon the satisfaction or waiver of the conditions set forth in the Merger Agreement and the SAFEs will convert to common stock of Tectonic in connection with the closing of the Merger. Shares of common stock issued pursuant to the Subscription Agreement and upon conversion of the SAFEs will be converted into shares of AVRO in accordance with the Exchange Ratio.

Contingent Value Rights Agreement

At the Effective Time, AVRO and a rights agent are expected to enter into a Contingent Value Rights Agreement (the “CVR Agreement”), pursuant to which AVRO stockholders of record as of the close of business on the last business day prior to the day on which the Effective Time occurs will receive one contingent value right (each, a “CVR”) for each outstanding share of AVRO common stock held by such stockholder on such date.

Each CVR will represent the contractual right to receive payments from AVRO upon the actual receipt by AVRO or its subsidiaries of certain contingent proceeds derived from any marketable consideration that is paid to AVRO as a result of the direct or indirect sale, license, assignment, transfer, conveyance, grant of any option or other disposition of certain of AVRO’s assets, rights and interests to the extent existing prior to the closing of the Merger relating to AVRO’s (a) plato® manufacturing platform, (b) AVR-RD-01 (Fabry disease), AVR-RD-02 (Gaucher disease), and/or AVR-RD-03 (Pompe disease) research and development programs (none of which are currently active), and (c) certain intellectual property, net of certain tax, transaction costs and certain other expenses or liabilities.

The contingent payments under the CVR Agreement, if they become payable, will become payable to the rights agent for subsequent distribution to the holders of the CVRs. There can be no assurance that holders of CVRs will receive any payments with respect thereto.

The right to the contingent payments contemplated by the CVR Agreement is a contractual right only and will not be transferable, except in the limited circumstances specified in the CVR Agreement. The CVRs will not be evidenced by a certificate or any other instrument and will not be registered with the SEC. The CVRs will not have any voting or dividend rights and will not represent any equity or ownership interest in the Company or any of its affiliates. No interest will accrue on any amounts payable in respect of the CVRs.

The foregoing summary of the CVR Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of CVR Agreement, which is filed herewith as Exhibit 10.5 and is incorporated by reference herein.

Support Agreements and Lock-Up Agreements

Concurrently with the execution of the Merger Agreement, (i) certain stockholders of Tectonic (solely in their respective capacities as Tectonic stockholders) holding approximately 88% of the voting power of Tectonic have entered into support agreements with AVRO and Tectonic to vote all of their shares of Tectonic capital stock in favor of the adoption and approval of the Merger Agreement and the transactions contemplated thereby and against any alternative acquisition proposals and certain other matters (the “Tectonic Support Agreements”) and (ii) certain stockholders of AVRO holding approximately 10.8% of the outstanding shares of AVRO common stock have entered into support agreements with AVRO and Tectonic to vote all of their shares of AVRO common stock in favor of certain AVRO voting proposals and against any alternative acquisition proposals (the “AVRO Support Agreements,” and, together with the Tectonic Support Agreements, the “Support Agreements”).

Concurrently with the execution of the Merger Agreement, certain executive officers, directors and stockholders of each of AVRO and Tectonic have entered into lock-up agreements (the “Lock-Up Agreements”) pursuant to which, subject to specified exceptions, they have agreed not to transfer their shares of AVRO common stock for the 180-day period following the closing of the Merger.

The preceding summaries of the Merger Agreement, the Support Agreements, the Lock-Up Agreements and the CVR Agreement do not purport to be complete and are qualified in their entirety by reference to the Merger Agreement, the form of Tectonic Support Agreement, the form of AVRO Support Agreement, the form of Lock-Up Agreement and the form of CVR Agreement, which are filed as Exhibits 2.1, 10.1, 10.2, 10.3 and 10.4, respectively, to this Current Report on Form 8-K and which are incorporated herein by reference. The Merger Agreement has been attached as an exhibit to this Current Report on Form 8-K to provide investors and securityholders with information regarding its terms. It is not intended to provide any other factual information about Tectonic or AVRO or to modify or supplement any factual disclosures about AVRO in its public reports filed with the SEC. The Merger Agreement includes representations, warranties and covenants of Tectonic, AVRO and Merger Sub made solely for the purpose of the Merger Agreement and solely for the benefit of the parties thereto in connection with the negotiated terms of the Merger Agreement. Investors should not rely on the representations, warranties and covenants in the Merger Agreement or any descriptions thereof as characterizations of the actual state of facts or conditions of Tectonic, AVRO or any of their respective affiliates. Moreover, certain of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to SEC filings or may have been used for purposes of allocating risk among the parties to the Merger Agreement, rather than establishing matters of fact.

Item 5.01.	Changes in Control of Registrant.

To the extent required by this Item, the information included in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

To the extent required by this Item, the information included in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On January 30, 2024, AVRO and Tectonic issued a joint press release announcing the execution of the Merger Agreement. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference, except that the information contained on the websites referenced in the press release is not incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such filing.

Forward-Looking Statements

This Current Report on Form 8-K and the exhibits filed or furnished herewith contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, express or implied statements regarding the structure, timing and completion of the Merger; the combined company’s listing on Nasdaq after the closing of the proposed Merger (the “Closing”); expectations regarding the ownership structure of the combined company; the anticipated timing of the Closing; the expected executive officers and directors of the combined company; expectations regarding the structure, amount, timing and completion of private placement financings, including investment amounts from investors, timing of closing, expected proceeds and impact on ownership structure; each company’s and the combined company’s expected cash position at the Closing and cash runway of the combined company following the Merger and private financing; the future operations of the combined company, including commercialization activities, timing of launch, buildout of commercial infrastructure; the nature, strategy and focus of the combined company; the development and commercial potential and potential benefits of any product candidates of the combined company,; the location of the combined company’s corporate headquarters; anticipated clinical drug development activities and related timelines; and other statements that are not historical fact. All statements other than statements of historical fact contained in this Current Report on Form 8-K and the exhibits filed or furnished herewith are forward-looking statements. These forward-looking statements are made as of the date they were first issued, and were based on the then-current expectations, estimates, forecasts, and projections, as well as the beliefs and assumptions of management. There can be no assurance that future developments affecting AVRO, Tectonic, the Merger or the private placement financings will be those that have been anticipated.

Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond AVRO’s control. AVRO’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to (i) the risk that the conditions to the Closing are not satisfied, including the failure to timely obtain stockholder approval for the transaction, if at all; (ii) uncertainties as to the timing of the consummation of the proposed Merger and the ability of each of AVRO and Tectonic to consummate the proposed Merger; (iii) risks related to AVRO’s ability to manage its operating expenses and its expenses associated with the proposed Merger pending the Closing; (iv) risks related to the failure or delay in obtaining any required consents necessary to consummate the proposed Merger; (v) the risk that as a result of adjustments to the exchange ratio, AVRO stockholders and Tectonic stockholders could own more or less of the combined company than is currently anticipated; (vi) risks related to the market price of AVRO’s common stock relative to the value suggested by the exchange ratio; (vii) unexpected costs, charges or expenses resulting from the transaction; (viii) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed Merger; (ix) the uncertainties associated with Tectonic’s product candidates, as well as risks associated with the clinical development and regulatory approval of product candidates, including potential delays in the completion of clinical trials; (x) risks related to the inability of the combined company to obtain sufficient additional capital to continue to advance these or other product candidates; (xi) uncertainties in obtaining successful clinical results for product candidates and unexpected costs that may result therefrom; (xii) risks related to the failure to realize any value from product candidates currently being developed and anticipated to be developed in light of inherent risks and difficulties involved in successfully bringing product candidates to market; (xiii) risks associated with the possible failure to realize certain anticipated benefits of the proposed Merger, including with respect to future financial and operating results; and (xiv) the risk that the private placement financings are not consummated upon the Closing. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties. These and other risks and uncertainties are more fully described in periodic filings with the SEC, including the factors described in the section titled “Risk Factors” in AVRO’s Annual Report on Form 10-K for the year ended December 31, 2022, which was filed with the SEC on March 23, 2023, subsequent Quarterly Reports on Form 10-Q filed with the SEC, and in other filings that AVRO makes and will make with the SEC in connection with the proposed Merger, including the Proxy Statement described below under “Additional Information and Where to Find It.” You should not place undue reliance on these forward-looking statements, which are made only as of the date hereof or as of the dates indicated in the forward-looking statements. AVRO expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based. This Current Report on Form 8-K and the exhibits filed or furnished herewith do not purport to summarize all of the conditions, risks and other attributes of an investment in AVRO or Tectonic.

No Offer or Solicitation

This Current Report on Form 8-K and the exhibits filed or furnished herewith are not intended to and do not constitute (i) a solicitation of a proxy, consent or approval with respect to any securities or in respect of the proposed transaction or (ii) an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act or an exemption therefrom. Subject to certain exceptions to be approved by the relevant regulators or certain facts to be ascertained, the public offer will not be made directly or indirectly, in or into any jurisdiction where to do so would constitute a violation of the laws of such jurisdiction, or by use of the mails or by any means or instrumentality (including without limitation, facsimile transmission, telephone and the internet) of interstate or foreign commerce, or any facility of a national securities exchange, of any such jurisdiction.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OR DETERMINED IF THIS CURRENT REPORT ON FORM 8-K AND THE EXHIBITS FILED OR FURNISHED HEREWITH ARE TRUTHFUL OR COMPLETE.

Important Additional Information About the Proposed Transaction Will be Filed with the SEC

This Current Report on Form 8-K and the exhibits filed or furnished herewith are not substitutes for the registration statement or for any other document that AVRO may file with the SEC in connection with the proposed transaction. In connection with the proposed transaction between AVRO and Tectonic, AVRO intends to file relevant materials with the SEC, including a registration statement on Form S-4 that will contain a proxy statement/prospectus of AVRO. AVRO URGES INVESTORS AND STOCKHOLDERS TO READ THE REGISTRATION STATEMENT, PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT AVRO, TECTONIC, THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and stockholders will be able to obtain free copies of the proxy statement/prospectus and other documents filed by AVRO with the SEC (when they become available)

through the website maintained by the SEC at www.sec.gov. In addition, investors and stockholders should note that AVRO communicates with investors and the public using its website (https://www.avrobio.com) and the investor relations website (https://investors.avrobio.com) where anyone will be able to obtain free copies of the proxy statement/prospectus and other documents filed by AVRO with the SEC and stockholders are urged to read the proxy statement/prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed transaction.

Participants in the Solicitation

AVRO, Tectonic and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from stockholders in connection with the proposed transaction. Information about AVRO’s directors and executive officers including a description of their interests in AVRO is included in AVRO’s most recent Annual Report on Form 10-K, including any information incorporated therein by reference, as filed with the SEC. Additional information regarding these persons and their interests in the proposed transaction will be included in the proxy statement/prospectus relating to the proposed transaction when it is filed with the SEC. These documents can be obtained free of charge from the sources indicated above.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of January 30, 2024, by and among AVRO, Aspen Merger Subsidiary, Inc. and Tectonic.

10.1	Form of Tectonic Support Agreement

10.2	Form of AVRO Support Agreement

10.3	Form of Lock-Up Agreement

10.4	Form of Contingent Value Rights Agreement

99.1	Joint Press Release, issued on January 30, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Exhibits and/or schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish supplementally copies of any of the omitted exhibits and schedules upon request by the SEC; provided, however, that the registrant may request confidential treatment pursuant to Rule 24b-2 under the Exchange Act for any exhibits or schedules so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVROBIO, INC.

Date: January 30, 2024	By:	/s/ Erik Ostrowski
Erik Ostrowski
President, Interim Chief Executive Officer, Chief Financial Officer and Treasurer